Exhibit 99.1

Mindspeed Updates Outlook for Fiscal Second Quarter 2013

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--April 3, 2013--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today updated its revenue outlook for the fiscal second quarter of 2013 previously provided on January 28, 2013. For the fiscal second quarter, ended March 29, 2013, Mindspeed now expects total net product revenue to be approximately $35.1 to $35.5 million. Management’s prior outlook was for total net product revenue to be approximately flat to up or down 2% versus total net product revenue in the fiscal first quarter of 2013 of $38.4 million. The revenue shortfall is primarily attributed to slower than expected deployments of 3G small cell base stations, with wireless infrastructure revenue expected to be approximately $2.6 to $2.7 million in the fiscal second quarter of 2013. Revenue from 4G/LTE small cell base stations, however, is expected to approximately double in the fiscal second quarter of 2013 versus the prior quarter.

For the fiscal second quarter of 2013, Mindspeed continues to forecast its non-GAAP gross margin to be approximately 60-61 percent and non-GAAP operating expenses to be approximately $22 million.

Based on early indications, Mindspeed anticipates total net product revenue for the fiscal third quarter of 2013 will be approximately flat versus the fiscal second quarter of 2013. Management also forecasts wireless infrastructure revenue will be approximately flat in the third quarter of fiscal 2013 versus the second quarter of fiscal 2013.

Mindspeed will report its fiscal second quarter 2013 results and a more detailed forward outlook on April 30, 2013, after the market closes.

Fiscal Second Quarter 2013 Conference Call

Mindspeed will conduct a conference call announcing its fiscal second quarter of 2013 results on April 30, 2013 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 877-303-3204 (domestic) or 253-237-1154 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at http://www.mindspeed.com. A replay will be available in the Investors section of Mindspeed's web site at http://www.mindspeed.com for a period of thirty days after the call.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and 4G/LTE mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our current expectations for fiscal second quarter 2013 net product revenue, non-GAAP gross margin and non-GAAP operating expenses, as well as current expectations for net product revenue attributable to our wireless infrastructure business in the fiscal second and third quarters of 2013 and our expectations for revenue from 4G/LTE small cell base stations in the fiscal second quarter of 2013. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, we have only recently completed our fiscal second quarter. Current estimates of fiscal second quarter 2013 operating results are subject to adjustment based on the preparation and completion of our financial statements and review by our independent registered public accounting firm. In addition, our business is subject to numerous risks and uncertainties, including fluctuations in our operating results and future operating losses; the potential for continued weakness in the 3G small cell base station business that we acquired from picoChip or continued weakness in other target markets; loss of or diminished demand from one or more key customers; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, our most recent Quarterly Report on Form 10-Q and our future filings with the SEC.

CONTACT:
Investor Relations
Mindspeed Investor Relations:
Kevin Trosian
VP, Business Development and Investor Relations
+1 949-579-3111
investor.relations@mindspeed.com